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Exhibit 23.5

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 17, 2005, with respect to the financial statements of Standard & Poor's Corporate Value Consulting included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-143205) and related Prospectus of Duff & Phelps Corporation for the registration of its Class A common stock.

/s/ Ernst & Young LLP

New York, NY
August 27, 2007

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Consent of Independent Auditors